Exhibit 99.2

Unaudited Proforma Financial Statements

The following Unaudited Pro Forma Financial Statements are based on Red Lion Hotels Corporation’s (the “Company’s”) historical consolidated results of operations and financial position, adjusted to give effect to the asset sales described in Item 2.01 of this Form 8-K, as if they had been completed on March 31, 2018 with respect to the pro forma unaudited condensed balance sheet and as of January 1, 2017 with respect to the pro forma unaudited condensed statements of operations. This transaction does not represent discontinued operations under ASC 205, Presentation of Financial Statements.

The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (“Annual Report”). The Unaudited Pro Forma Financial Statements may differ materially from the future financial position or results of operations due to a number of factors described in “Risk Factors” under Item 1A of Part 1 of our Annual Report and “Forward-Looking Statements” under Item 1 of Part 1 of our Annual Report.

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2018

	March 31, 2018	Less: Bend and Post Falls Hotel Assets(q)	Less: Port Angeles Hotel Assets Sold		Add: Pro Forma Adjustments		Pro Forma
ASSETS	(in thousands)
Current assets:
Cash and cash equivalents	$25,426	$2,380	$4,830	(a)	$645	(f)	$30,878
					(3,178	)(h)
					775	(g)
Restricted cash	13,681	(585)			(775	)(g)	12,321
Accounts receivable, net	12,957	(98)			(91	)(f)	12,768
Accounts receivable from related parties	1,870	(29)					1,841
Notes receivable, net	1,239						1,239
Inventories	406				(44	)(f)	362
Prepaid expenses and other	5,911	(67)			(60	)(f)	5,784
Assets held for sale	12,446	(12,446)					0

Total current assets	73,936	(10,845)	4,830		(2,728)		65,193

Property and equipment, net	155,849		(7,778	)(b)			148,071
Goodwill	9,404						9,404
Intangible assets	50,255						50,255
Other assets, net	4,858						4,858

Total assets	$294,302	$(10,845)	$(2,948)		$(2,728)		$277,781

LIABILITIES
Current liabilities:
Accounts payable	$5,667	$(60)			$(38	)(f)	5,569
Accrued payroll and related benefits	3,113	(64)			(47	)(f)	3,002
Other accrued liabilities	5,551	(366)	(34	)(c)	(136	)(f)	5,015
Long-term debt, due within one year	33,924	(10,509)	(14,477	)(d)			8,938
Contingent consideration for acquisition due to related party, due within one year	5,446						5,446

Total current liabilities	53,701	(10,998)	(14,511)		(221)		27,971

Long-term debt, due after one year, net of debt issuance	39,593						39,593
Contingent consideration for acquisition due to related party, due after one year							—
Deferred income and other long term liabilities	1,407	(0)					1,407
Deferred income taxes	2,301						2,301

Total liabilities	97,002	(10,998)	(14,511)		(221)		71,272

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Red Lion Hotels Corporation stockholders’ equity Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—
Common stock - 50,000,000 shares authorized; $0.01 par value: 24,125,600 shares issued and outstanding	241						241
Additional paid-in capital, common stock	178,318						178,318
Accumulated deficit	(13,390)	1,902	11,563	(e)	(104	)(e)	(29)

Total Red Lion Hotels Corporation stockholders’	165,169	1,902	11,563		(104)		178,530
Noncontrolling interest	32,131	(1,749)			(2,403	)(i)	27,979

Total stockholders’ equity	197,300	153	11,563		(2,507)		206,509

Total liabilities and stockholders’ equity	$294,302	$(10,845)	$(2,948)		$(2,728)		$277,781

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For Year Ended December 31, 2017

	As Reported	Less: Redding, Eureka, Boise, Richland, Pasco, Bend, and Post Falls Hotel Assets(m)	Less: Port Angeles Hotel Asset Sold		Pro Forma
	(in thousands)
Revenue:
Company operated hotels	$119,186	$(33,528)	$(7,230	)(k)	$78,428
Other revenues from managed properties	3,914				3,914
Franchised hotels	48,559	2,887	662	(l)	52,108
Other	267				267

Total revenues	171,926	(30,641)	(6,568)		134,717

Operating expenses:
Company operated hotels	91,622	(27,018)	(4,365	)(k)	60,239
Other costs from managed properties	3,914				3,914
Franchised hotels	34,794	1,758	403	(n)	36,954
Other	(9)				(9)
Depreciation and amortization	18,824	(3,444)	(549	)(k)	14,831
Hotel facility and land lease	4,806	(70)			4,736
Gain on asset dispositions, net	(449)	5			(444)
General and administrative expenses	15,792	1,142	177	(o)	17,110
Acquisition and integration costs	1,529				1,529

Total operating expenses	170,823	(27,627)	(4,334)		138,862

Operating income (loss)	1,103	(3,014)	(2,234)		(4,145)
Other income (expense):
Interest expense	(8,252)	1,714	542	(p)	(5,996)
Other income, net	818				818

Total other income (expense)	(7,434)	1,714	542		(5,178)

Income (loss) from continuing operations before taxes	(6,331)	(1,301)	(1,691)		(9,323)
Income tax expense	(4,662)				(4,662)

Net income (loss) from continuing operations	(1,669)	(1,301)	(1,691)		(4,661)
Net (income) loss attributable to noncontrolling interest	2,069	(110)	644	(i)	2,602
Net income (loss) attributable to RLH Corporation from continuing operations	$400	$(1,411)	$(1,048)		$(2,058)

Earnings (loss) per share - basic
Income (loss) from continuing operations attributable to RLH Corporation	$0.01				$(0.09)
Earnings (loss) per share - diluted
Income (loss) from continuing operations attributable to RLH Corporation	$0.01				$(0.09)
Weighted average shares - basic	23,669				23,699
Weighted average shares - diluted	24,253				23,699

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For Three Months March 31, 2018

	As Reported	Less: Redding, Eureka, Boise, Richland, Pasco, Bend, and Post Falls Hotel Assets(m)	Less: Port Angeles Hotel Asset Sold		Pro Forma
	(in thousands)
Revenue:
Company operated hotels	$22,003	$(3,924)	$(1,018	)(k)	$17,061
Other revenues from managed properties	893				893
Franchised hotels	10,123	221	62	(l)	10,406
Other	20				20

Total revenues	33,039	(3,703)	(956)		28,380

Operating expenses:
Company operated hotels	19,547	(3,986)	(834	)(k)	14,728
Other costs from managed properties	893				893
Franchised hotels	7,901	80	22	(n)	8,004
Other	(7)				(7)
Depreciation and amortization	4,392		(130	)(k)	4,262
Hotel facility and land lease	1,204	(17)			1,187
Gain on asset dispositions, net	(14,043)	13,926 (i)			(117)
General and administrative expenses	3,486	221	46	(o)	3,753
Acquisition and integration costs	104		—		104

Total operating expenses	23,477	10,224	(895)		32,807

Operating income (loss)	9,562	(13,927)	(61)		(4,426)
Other income (expense):
Interest expense	(2,247)	694	114	(p)	(1,439)
Other income, net	158				158

Total other income (expense)	(2,089)	694	114		(1,281)

Income (loss) from continuing operations before taxes	7,473	(13,233)	53		(5,707)
Income tax expense	135				135

Net income (loss) from continuing operations	7,338	(13,233)	53		(5,842)
Net (income) loss attributable to noncontrolling interest	(4,750)	5,833	(50	)(i)	1,033

Net income (loss) attributable to RLH Corporation from continuing operations	$2,588	$(7,400)	$3		$(4,810)

Earnings (loss) per share - basic
Income (loss) from continuing operations attributable to RLH Corporation	$0.11				$(0.20)
Earnings (loss) per share - diluted
Income (loss) from continuing operations attributable to RLH Corporation	$0.10				$(0.20)
Weighted average shares - basic	24,101				24,101
Weighted average shares - diluted	25,166				24,101

Notes to Unaudited Pro Forma Condensed Financial Information

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the sale of the asset, (2) factually supportable and (3) with respect to the unaudited pro forma condensed statements of operations, expected to have a continuing impact on the results following the sale of the assets. These proforma financial statements also reflect the impact of the sales of hotels in Eureka, CA, Redding, CA, Boise, ID, Post Falls, ID, Richland, WA Pasco, WA and Bend, OR which were previously reported.

Note 2 — The transaction

On July 9, 2018 RL Port Angeles, LLC completed the sale of the Red Lion Hotel Port Angeles in Port Angeles, Washington to BGP PA, LLC, an Oregon limited liability company (the “Purchaser”). The purchase price for the hotel was $19.5 million, which was paid in cash at closing.

At closing, an affiliate of the Purchaser entered into a franchise agreement with Red Lion Hotels Franchising, Inc., a wholly owned subsidiary of Red Lion Hotels Corporation, to continue to operate the hotel under the Red Lion® brand. The franchise agreement provides for a 10 year term and the payment of monthly royalty and program fees equal to a percentage of the hotel’s gross room revenue. Early termination of the franchise agreement by Red Lion Franchising upon default of the franchisee, or termination of the agreement by the franchisee without cause, will require the franchisee to pay a termination fee.

RL Port Angeles, LLC is a wholly owned subsidiary of RL Venture, LLC. RL Venture, LLC is a variable interest entity in which Red Lion Hotels Corporation holds a 55% interest, and therefore the registrant consolidates the assets, liabilities and results of operations of this entity.

Note 3 — Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed financial information:

(a)	Reflects the cash from the sale of assets less selling costs and repayment of debt.

(b)	Reflects the basis of the assets sold.

(c)	Reflects the capital leases assumed by the purchaser.

(d)	Represents the related debt payment made at the closing of the sale of the assets.

(e)	Reflects the gain on sale and/or settlement of the assets.

(f)	Reflects the settlement of all other assets and liabilities related to the Port Angeles assets sold.

(g)	Represents the release of restricted cash related to the assets sold.

(h)	Represents the proforma distribution of cash to the noncontrolling interest.

(i)	Reflects the removal of the noncontrolling interest portion of the transaction.

(j)	Removes the gain on the sales of the hotels in Eureka, CA, Redding, CA, Boise, ID, Richland, WA, and Pasco, WA which were reported in the three months ended March 31, 2018.

(k)	Reflects the elimination of direct revenues and expenses related to the Port Angeles assets sold.

(l)	Represents the franchise income that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.

(m)	Impact of the sales of hotels in Eureka, CA, Redding, CA, Boise, ID, Post Falls, ID, Richland, WA, Pasco, WA and Bend, OR which were previously reported.

(n)	Represents the marketing and other costs to support the franchise income that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreements with the new owners of the assets.

(o)	Reflects the corporate and administrative expenses which were previously allocated to the assets sold.

(p)	Reflects interest expense on allocated debt related to assets sold.

(q)	Reflects the sales of the hotels in Bend, OR and Post Falls, ID as these transactions closed after March 31, 2018.

(d) Exhibits.